Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated February 8, 2010, with respect to the financial statements of Service 1st Bank of Nevada contained in the Registration Statement on Form S-4 and Proxy Statement/Prospectus, and to the use of our name as it appears under the caption “Experts”.
/s/ Grant Thornton LLP
Irvine, California
August 17, 2010